UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2021, Mawson Infrastructure Group Inc. (the “Company” or “Mawson”), entered into a Lease Agreement with Jewel Acquisition, LLC (the “Landlord”), to occupy certain sections of real property owned by the Landlord (the “Lease”) located at 12th Street, Midland, Pennsylvania, which property in total consists of approximately 171 acres with vacant land and improvements including a substation (“Property”). Pursuant to the Lease:

●	The Company will lease approximately 6 acres of vacant land on the Property with the ability to connect to and receive power from substation number 1 (“Leased Premises”);

●	the lease term is for 36 months commencing on September 15, 2021, and terminating on September 14, 2024 (“Lease Term”);

●	the Landlord has granted the Company four (4) additional three (3) year term options for the period after the Lease Term, for a total potential lease term of fifteen (15) years;

●	the Company will pay one million two hundred thousand dollars ($1,200,000) in annual rent, which is payable in advance in each month in the amount of $100,000 (“Rent”). Rent payments will increase 3% per year for the first 3-year Lease Term. Upon signing the Lease, the Company paid a security deposit of $100,000 to be held by the Landlord as security for the performance of the terms of the Lease by the Company;

●	the first installment of Rent is due on the first (1st) day of the calendar month immediately following the date upon which the Company has consumed more than one (1) MW of power on the Leased Premises; provided, however, that in no event shall the first (1st) installment of Rent be due later than December 15, 2021; and

●	the Company has sixty (60) days following the Effective Date of the Lease (the "Feasibility Period") to examine the Leased Premises to determine whether the Leased Premises is suitable for its intended use, and to terminate the Lease if the Company determines it is not suitable and provides the Landlord proper notice.

The description of the Lease is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on September 20, 2021, announcing the Lease, a copy of which is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lease Agreement between Mawson Infrastructure Group and Jewel Acquisition, LLC dated September 20, 2021.
99.1	Press Released issued by the Mawson Infrastructure Group Inc. on September 20, 2021 announcing the Lease.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies, and further or new regulation of digital assets and the successful expansion of electrical infrastructure at the Midland site. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: September 20, 2021	By:	/s/ James Manning
James Manning
Chief Executive Officer

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